UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2018

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices)

(301) 417-4364

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the 2010 Stock Incentive Plan

On September 24, 2018, the stockholders of Synthetic Biologics, Inc., a Nevada corporation (the “Company”), approved an amendment to the Synthetic Biologics, Inc. 2010 Stock Incentive Plan (the “Plan”) to increase the total number of shares of common stock that the Company has the authority to issue under the Plan by 500,000 from a total of 500,000 shares to 1,000,000 shares (which shares amount reflects the 1 (one) for 35 (thirty five) proportionate reverse stock split (the “Reverse Stock Split”) of the Company’s authorized shares of common stock and outstanding shares of common stock effected on August 10, 2018). The amendment to the Plan became effective upon the approval of the Company’s stockholders at the 2018 Annual Meeting of Stockholders (as described below), which is more fully described below under Item 5.07 of this Current Report on Form 8-K. A description of the Plan and the related amendment thereto is set forth in the Company’s definitive proxy statement on Schedule 14A, filed on August 14, 2018 (the “Proxy Statement”), with the U.S. Securities and Exchange Commission in connection with the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), in the section captioned “Proposal 5. Approval of an amendment to our 2010 Stock Incentive Plan to increase the number of shares of common stock that we will have authority to grant under the Plan by 500,000 shares of common stock (after giving effect to the Reverse Stock Split) and to address certain recent changes to the U.S. federal income tax laws,” which is incorporated herein by reference and qualified in its entirety by reference to a copy of the Plan (as amended) attached to the Proxy Statement as Appendix B.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 24, 2018, the Company filed a Certificate of Amendment to its Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada that increased the number of the Company’s authorized shares of common stock, $0.001 par value per share, from 10,000,000 shares to 200,000,000 shares.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 24, 2018, the Company held its 2018 Annual Meeting, at which a quorum was present. At the 2018 Annual Meeting, the Company’s stockholders of record as of the close of business on August 3, 2018 voted on the following proposals and cast their votes as described below. These matters are described in more detail in the Proxy Statement.

The number of votes cast for and against and if applicable, the number of withheld/abstentions and broker non-votes with respect to each matter voted upon, are set forth below.

Proposal 1 — Election of Directors.

The following three individuals were elected as directors, to hold office until the Company’s next Annual Meeting of Stockholders and until their successors are duly elected and qualified with the following votes:

Name of Director	Votes For	Withheld	Broker Non-Votes

Jeffrey J. Kraws	25,007,528	9,889,167	78,074,271
Scott L. Tarriff	24,887,587	10,009,108	78,074,271
Jeffrey Wolf	25,047,388	9,849,307	78,074,271

Proposal 2 — Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
95,624,446	14,387,928	2,958,592	0

Proposal 3 – Approval of an amendment to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to increase the number of shares of common stock, $0.001 par value per share, from 10,000,000 shares to 200,000,000 shares.

The Company’s stockholders approved the Certificate of Amendment to the Articles of Incorporation based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
76,976,336	35,448,834	545,794	0

Proposal 4 – Approval of an adjournment of the 2018 Annual Meeting of Stockholders, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 3.

The Company’s stockholders approved a resolution to adjourn the 2018 Annual Meeting of Stockholders to solicit additional proxies if there were not sufficient votes in favor of Proposal 3 based on the votes listed below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
78,480,467	33,546,396	944,099	0

Proposal 5 – Approval of an amendment to the Company’s 2010 Stock Incentive Plan to increase the number of shares of common stock that the Company will have authority to grant under the Plan by 500,000 shares of common stock (after giving effect to the Reverse Stock Split) and to address certain recent changes to the U.S. federal income tax laws.

The Company’s stockholders approved the amendment to the Company’s 2010 Stock Incentive Plan based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,023,877	13,687,334	185,484	78,074,271

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Certificate of Amendment to the Articles of Incorporation*

Exhibit 10.1	Synthetic Biologics, Inc. 2010 Stock Incentive Plan, as amended (incorporated by reference to Appendix B to the Definitive Proxy Statement filed with the Securities and Exchange Commission on August 14, 2018).

___________________

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2018

SYNTHETIC BIOLOGICS, INC.

By:	/s/ Steven Shallcross
Name:	Steven Shallcross
Title:	Interim Chief Executive Officer and Chief Financial Officer

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